Exhibit 99.1
GLG PARTNERS REPORTS Q3 2009 EARNINGS
•	YTD returns[1] through September 30, 2009 of 24.6% for the alternative strategies, 25.8% for the 130 /30 strategies and 31.0% for the long only strategies

•	Net AUM of $21.6 billion as of September 30, 2009, up 13% sequentially in Q3 2009 reflecting net inflows of $216 million, $1.9 billion of performance gains and $435 million of currency translation impact

•	Non-GAAP adjusted net income of ($5.1) million for Q3 2009 and $85.5 million for the first nine months of 2009 ((0.02) and 0.27 per non-GAAP weighted average fully diluted share, respectively) on a GAAP net loss attributable to common stockholders of $99.0 million for Q3 2009 and $243.7 million for the first nine months of 2009 (GAAP diluted EPS loss of $0.45 and $1.12, respectively)
New York, November 5, 2009 — GLG Partners, Inc. (“GLG”) (NYSE: GLG), the U.S.-listed asset manager, today reported a GAAP net loss attributable to common stockholders of $99.0 million for the quarter ended September 30, 2009 and a net loss of $243.7 million for the first nine months of fiscal 2009. GAAP diluted EPS was a loss of $0.45 for the quarter ended September 30, 2009 and a loss of $1.12 for the first nine months of 2009. These GAAP metrics compare to a GAAP net loss attributable to common stockholders of $167.1 million and diluted EPS loss of $0.79 for the quarter ended September 30, 2008 and a net loss of $487.0 million and diluted EPS loss of $2.30 for the first nine months of fiscal 2008.
Under GAAP, GLG expects to continue to recognize significant and largely non-cash expenses associated with GLG’s reverse acquisition transaction with Freedom Acquisition Holdings in November 2007. Accordingly, GAAP net losses for the third quarter and first nine months of 2009 resulted directly from the recognition of $110.1 million and $365.7 million, respectively, of Acquisition-related compensation expenses as compared to $188.0 million and $588.5 million for the third quarter and first nine months of 2008, respectively. Acquisition-related GAAP compensation expenses will be recognized quarterly through to the fourth quarter of 2013. For further discussion of these largely non-cash Acquisition-related charges see below under “Non-GAAP Financial Measures”.

[1]	Performance is typically measured by the longest running share class in each fund. See the Appendix for a description of how dollar-weighted average returns are calculated.

Table 1: Financial Highlights
(US$ in millions except per share amounts)

				YTD to	YTD to
	Q3 2009	Q3 2008	YoYΔ	9/30/09	9/30/08	YoYΔ
Closing net assets under management (AUM)	21,628	17,280	25%	21,628	17,280	25%
Net revenues	48.2	102.1	(53%)	186.1	422.3	(56%)
GAAP net loss attributable to common stockholders	(99.0)	(167.1)	(41%)	(243.7)	(487.0)	(50%)
GAAP fully diluted EPS	(0.45)	(0.79)	43%	(1.12)	(2.30)	51%
Non-GAAP adjusted net (loss) / income	(5.1)	21.8	(123%)	85.5	99.9	(14%)
Non-GAAP adjusted net (loss) / income divided by non-GAAP weighted average fully diluted shares	(0.02)	0.07	(123%)	0.27	0.31	(14%)
Non-GAAP adjusted net loss was $5.1 million for the quarter ended September 30, 2009 as compared to non-GAAP adjusted net income of $21.8 million for the same period in 2008. Non-GAAP adjusted net income was $85.5 million for the first nine months of fiscal 2009 as compared to $99.9 million for the year ago period. The ratio of non-GAAP adjusted net (loss) / income to non-GAAP weighted average fully diluted shares was (0.02) for the quarter ended September 30, 2009, as compared to 0.07 for the same period in 2008, and 0.27 for the first nine months of fiscal 2009, as compared to 0.31 for the same period in 2008. Non-GAAP results for the first nine months of 2009 reflected the following significant items: an $84.8 million gain on the extinguishment of debt (or $75.0 million on an after-tax basis), $4.1 million of related acquisition and restructuring costs associated with the acquisition of Société Générale Asset Management UK (“SGAM UK”) ($3.2 million on an after-tax basis) and a $2.0 million operating loss on a pre- and after-tax basis from SGAM UK. Non-GAAP adjusted net income and non-GAAP weighted average fully diluted shares are financial measures not prepared under GAAP. A reconciliation of GAAP net income to non-GAAP adjusted net income and average fully diluted shares under GAAP to non-GAAP weighted average fully diluted shares is presented below under “Non-GAAP Financial Measures”.
“GLG delivered solid investment returns across the franchise and built momentum in the business throughout the quarter,” said Noam Gottesman, Chairman and Co-CEO of GLG. “We won mandates from a large sovereign wealth fund and a Fortune 100 corporate pension fund, received ‘buy’ rankings from two prominent institutional consulting firms for our global and international equity products, and successfully launched a UK retail-oriented offering leveraging the platform we acquired with the second quarter 2009 purchase of SGAM UK. Additionally, we continued to build out our UCITS III offerings, a growing segment for investors that is well suited for many of our strategies. Our net AUM flows turned positive in the third quarter and we generated strong investment returns across the franchise. Going forward, our primary focus remains the delivery of superior investment performance for our investors. We are excited about the broad range of investment and strategic opportunities that we see on the horizon.”

“With the markets righting themselves and inflows returning to the industry, GLG is well-positioned for growth: we continue to invest in our talented pool of professionals, rewarding strong performance and making selective hires,” said Emmanuel Roman, Co-CEO of GLG. “We have streamlined our operations over the past year, our net inflows have turned positive with redemption trends normalizing and we continue to believe that our broad, internationally-focused, multi-strategy platform will benefit significantly as industry flows continue to gather momentum.”
Assets Under Management Summary
GLG’s total net assets under management (“AUM”) as of September 30, 2009 were approximately $21.6 billion (net of assets invested from other GLG managed funds), up 13% from June 30, 2009 and up 25% from September 30, 2008.
Investment performance across the GLG franchise was strong, increasing net AUM by $1.9 billion in the third quarter of 2009 and $2.9 billion for the first nine months of 2009. Specifically, investment returns1 for the quarter ended September 30, 2009 for GLG’s alternative, long only and 130/30 strategies were 10.2%, 12.8% and 12.3%, respectively. The year-to-date returns1 through September 30, 2009 were 24.6% for the alternative strategies, 31.0% for the long only strategies and 25.8% for the 130/30 strategies. The returns through October 20092 were 25.2% for alternative, 28.0% for long only and 24.5% for 130/30 strategies. For the third quarter of 2009, first nine months of 2009 and the month of October, the MSCI World Index was up 14.8%, up 20.3% and down 2.2%, respectively, and the S&P 500 Index was up 15.4%, up 18.6% and down 1.9%, respectively.
Net inflows for the quarter ended September 30, 2009 were $216 million, largely reflecting interest in GLG’s managed account capabilities, its Japan and convertible debt offerings and the new UK retail distribution platform which launched in August, offset by anticipated outflows from the lifting of suspensions on redemptions from the GLG Market Neutral Fund. For the first nine months of 2009, net inflows were $2.5 billion primarily from approximately $2.6 billion of incremental net AUM acquired from SGAM UK during the second quarter of 2009.
The effect of currency translation increased net AUM by $435 million in the quarter ended September 30, 2009 and $1.2 billion in the first nine months of 2009.
GLG’s total gross AUM (including assets invested from other GLG managed funds) was $24.0 billion as of September 30, 2009, up 11% from June 30, 2009 and up 13% from September 30, 2008.

[2]	October dollar-weighted average returns are calculated based on estimated October month-end net asset values (NAVs). See the Appendix for a description of how dollar-weighted average returns are calculated.

Table 2: Assets Under Management
(US$ in millions)

	As of September 30,
	2009	2008
Alternative strategies[3]	$10,924	$16,740
Long only strategies[4]	13,069	4,412
Gross AUM	$23,993	$21,152
YoY % Change	13.4%	(10.3%)
Less: alternative strategy investments in GLG Funds	$(1,266)	$(3,867)
Less: long only strategy investments in GLG Funds	(1,099)	(5)

Net AUM	$21,628	$17,280
YoY % Change	25.2%	(15.6%)

Quarterly average net AUM[5]	$20,361	$20,474

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Opening Net AUM	$19,094	$23,668	$15,039	$24,612
Inflows (net of redemptions)[6]	216	(2,182)	2,492	(2,044)
Performance (gains net of losses and fees)	1,883	(3,139)	2,873	(4,956)
Currency translation impact (non-US$ AUM expressed in US$)	435	(1,068)	1,224	(332)

Closing Net AUM	$21,628	$17,280	$21,628	$17,280

% of Opening Net AUM

Net inflows (net of redemptions)	1.1%	(9.2%)	16.6%	(8.3%)

Net performance (gains net of losses and fees)[7]	9.9%	(13.3%)	19.1%	(20.1%)

Net currency translation impact (non-US$ expressed in US$)	2.3%	(4.5%)	8.1%	(1.3%)
Note: Managed accounts amounted to $10.4 billion in net AUM at September 30, 2009 and $1.8 billion in net AUM at September 30, 2008.

[3]	Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds and managed accounts managed in accordance with alternative and 130/30 strategies.

[4]	Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy.

[5]	Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average.

[6]	Inflows for the first nine months of 2009 include approximately $2.6 billion of incremental net AUM acquired from SGAM UK during Q2 2009.

[7]	Performance as a percentage of opening net AUM is based on both opening AUM and inflows and outflows during the period and can be influenced by heavy inflows or outflows.

Financial and Operational Summary
REVENUES
Net revenues and other income were $48.2 million, down 53% year-over-year, for the quarter ended September 30, 2009. The decline largely reflects the greater representation in net AUM from long only funds and managed accounts which have lower management and administrative fees than GLG’s alternative strategy funds. Net revenues and other income for the first nine months of 2009 decreased 56% from the first nine months of 2008 to $186.1 million.
Third quarter 2009 performance fees were $1.9 million, down $4.9 million from the year ago period. It is GLG’s policy to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. Sustained performance from the third quarter on AUM in a position to generate performance fees will generally be recognized in the fourth quarter when the fees crystallize on December 31. Accordingly, the fourth quarter’s performance fees will largely reflect second half performance. Performance fees for the first nine months of 2009 were $50.7 million versus $89.8 million in the year ago period due to generally stronger investment performance offset by lower levels of AUM in position to generate performance fees.
Management fees and administration, service and distribution fees totalled $46.0 million for the quarter ended September 30, 2009, down 53% from the same period last year due to a greater representation in net AUM from long only funds and managed accounts which have lower management and administration fees than GLG’s alternative strategies. The annualized yield on management, administration, service and distribution fees was 0.90% of average net AUM, a decline of 102 basis points (“bps”) compared to the yield in the third quarter of 2008 but steady relative to the second quarter of 2009. For the first nine months of 2009, management fees and administration, service and distribution fees totaled $127.8 million, down 61% from the same period last year. The annualized yield on management, administration, service and distribution fees was 0.96% of average net AUM8, a decline of 99 bps compared to the yield in the first nine months of 2008.
Other income, which largely reflects the currency translation impact on non-dollar denominated cash held on GLG’s balance sheet and currency hedging, increased by $3.1 million from the third quarter of 2008 to $0.3 million for the three months ended September 30, 2009 due to the weakening of the U.S. dollar during the period. For the first nine months of 2009, other income rose by $5.1 million from the same period a year ago to $7.6 million.

[8]	Average net AUM for the first nine months of 2009 excludes as of January 1, 2009 approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

EXPENSES
GAAP compensation, benefits and profit share for the quarter ended September 30, 2009 decreased to $136.6 million compared to $227.4 million in the same quarter last year. For the first nine months of 2009, GAAP compensation, benefits and profit share decreased to $455.2 million compared to $777.1 million in the first nine months of 2008. Non-GAAP compensation, benefits and profit share (“non-GAAP CBP”) decreased in the quarter ended September 30, 2009 by 33% from the year ago period to $26.5 million. For the first nine months of 2009, CBP decreased by 53% from the year ago period to $89.5 million. Non-GAAP CBP is a financial measure not prepared under GAAP, and includes compensation, benefits and profit share but excludes Acquisition-related compensation expense described below under “Non-GAAP Financial Measures”.
The total level of non-GAAP CBP when expressed as a percentage of revenues and other income rose 16 percentage points to 55% in the quarter ended September 30, 2009 from the same period last year, and rose 3 percentage points to 48% in the first nine months of 2009 when compared to the first nine months of 2008. Restructuring costs tied to the acquisition of SGAM UK added $3.3 million to GAAP compensation, benefits and profit share and non-GAAP CBP for the first nine months of 2009. These restructuring compensation costs, when expressed as a percentage of revenues and other income, were 1.8% in the first nine months of 2009. The higher non-GAAP CBP to revenue ratios in 2009 when compared to 2008 reflect stronger investment performance broadly, a lower percentage of total net AUM in a position to generate performance fees and lower management and administration fee yields. Please note that GLG’s compensation, benefits and profit share has large discretionary components and is finalized based primarily on full year performance as at December 31 of each year.
General, administrative, and other expenses for the quarter ended September 30, 2009 decreased 22% from the year ago period to $23.7 million, and decreased 21% year-over-year for the first nine months of 2009 to $71.5 million. The decrease is mainly the result of targeted cost cutting initiatives established in the fourth quarter of 2008 partially offset by the addition of expenses from the operations acquired from SGAM UK. Non-compensation related acquisition and restructuring costs tied to SGAM UK added $0.1 million and $0.9 million to general, administrative, and other expenses for the third quarter and first nine months of 2009, respectively.
Net interest expense was $2.9 million during the quarter ended September 30, 2009 and $8.8 million during the first nine months of 2009. Net interest expense largely reflects the cost of borrowings under GLG’s term loan, revolving credit facilities and convertible notes, offset by the amortization of the deferred portion of the gain on debt restructuring and interest income on cash balances.
Realized gains on available-for-sale investments were $1.0 million in the third quarter of 2009 and a loss of $20.2 million during the first nine months of 2009. The realized gain or loss on available-for-sale investments relates to investments made in GLG funds on behalf of participants in GLG’s equity participation plan. These investments are consolidated on GLG’s balance sheet under GAAP but are excluded from the calculation of non-GAAP adjusted net income, as the gains or losses on these investments flow to the participants in the plan. A net gain of approximately $75 million was recognized on the extinguishment of debt for the nine months ended September 30, 2009 resulting from $284.5 million principal amount of debt repurchased in the second quarter of 2009 for $170.7 million (the difference between the $113.8 million discount paid to face value on the repurchase and the recorded gain in the statement of operations of $84.8 million is being amortized as a reduction of interest expense). There was also a gain in the quarter ended June 30, 2009 of $21.1 million reflecting negative goodwill from the acquisition of SGAM UK (intangible assets of $33.3 million associated with the acquisition are being amortized over the next ten years). The negative goodwill gain, related amortization and associated tax benefit are excluded from the calculation of non-GAAP adjusted net income for the first nine months of 2009 as these items are not factored into management’s assessment of the underlying performance of GLG’s business.
Capital
As of September 30, 2009, there were 249.6 million common shares, 58.9 million FA Sub 2 Limited Exchangeable Shares and 54.5 million warrants outstanding (250.3 million, 58.9 million and 54.5 million, respectively, at June 30, 2009 and 245.8 million, 58.9 million and 54.5 million, respectively, at March 31, 2009). Approximately 0.6 million shares were repurchased and no warrants were repurchased or exercised during the third quarter of 2009. During the first nine months of 2009, no warrants were repurchased or exercised and 29.0 million shares were repurchased for $67.0 million.
Investor/Analyst Conference Call and Webcast
GLG will hold a conference call for investors and analysts on Thursday, November 5, 2009 at 8:30 a.m. EST / 1:30 p.m. GMT hosted by Chairman of the Board and Co-Chief Executive Officer, Noam Gottesman, and Chief Financial Officer, Jeffrey Rojek. To participate by telephone, the domestic dial-in number is +1 888 713 4211 and the international dial-in number is +1 617 213 4864. The access code is 12622431.
Participants may pre-register for the call at:
https://www.theconferencingservice.com/prereg/key.process?key=PXX9RJNW7
Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
For the audio replay, which will be available until December 5, 2009, the domestic dial-in number is +1 888 286 8010 and the international dial-in number is +1 617 801 6888. The replay access code is 72696678.

A live audio webcast of the teleconference will be accessible via the Investor Relations section of GLG’s website at www.glgpartners.com. The audio webcast will be available for replay in the Calendar of Events section of the website until December 5, 2009. A copy of this earnings release and the third quarter update investor presentation will also be available online.
About GLG
GLG is a U.S.-listed asset management company offering its base of long-standing prestigious clients a diverse range of alternative and traditional investment products and account management services. GLG’s focus is on preserving client’s capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers with a growing presence in the traditional long-only investment product market. As of September 30, 2009, GLG managed net AUM of over $21 billion.
GLG maintains an Investor Relations website at www.glgpartners.com and routinely posts important information on its website for investors. Effective on or after February 1, 2010, GLG intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD promulgated by the SEC. These disclosures will be included on GLG’s website under the section “Investor Relations — Overview — Recent News”. Accordingly, investors should monitor this portion of GLG’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “will” and other statements that are not statements of historical fact are intended to identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the volatility in the financial markets; GLG’s financial performance; market conditions for GLG managed investment funds; performance of GLG managed investment funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the impact of net inflows on GLG’s mix of assets under management and the associated impacts on revenues; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk, including counterparty risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations; as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Nothing in this press release should be construed as or is intended to be a solicitation for or an offer to provide investment advisory services.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities or loans, nor shall there be any offer or sale of securities or loans in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Contacts:
Investors/analysts:

GLG:	Jeffrey Rojek
Chief Financial Officer
+1 212 224 7245
jeffrey.rojek@glgpartners.com

Michael Hodes
Director of Public Markets
+1 212 224 7223
Media:	michael.hodes@glgpartners.com

Finsbury:	Rupert Younger / Talia Druker
+44 (0)20 7251 3801
glg@finsbury.com

Andy Merrill / Stephanie Linehan
+ 1 212 303 7600
glg@finsbury.com

Non-GAAP Financial Measures
GLG presents certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (GAAP), in addition to financial results prepared in accordance with GAAP.
Non-GAAP compensation, benefits and profit share: GLG’s management assesses its personnel-related expenses based on the measure non-GAAP compensation, benefits and profit share, or non-GAAP CBP. Non-GAAP CBP reflects GAAP compensation, benefits and profit share adjusted to exclude Acquisition-related compensation expense in connection with the acquisition by Freedom Acquisition Holdings Inc. (“Freedom”) of GLG Partners LP and associated entities. A reconciliation of non-GAAP CBP to GAAP compensation, benefits and profit share is provided in the following pages.
Acquisition-related compensation expense reflects share-based and other compensation recognized with respect to (a) the 15% of the total consideration of cash and capital stock received collectively by Sage Summit LP and Lavender Heights Capital LP in connection with the Acquisition (including with respect to the cash portion of the awards under the equity participation plan in the aggregate amounts of $91 million, $45 million, and $5 million for the three 12-month periods beginning with the consummation of the Acquisition), the 10,000,000 shares allocated for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan, and the agreement among the principals and trustees and (b) dividends paid on unvested shares that are ultimately not expected to vest. GLG subtracts any compensation expense related to dividends paid on unvested shares. Compensation expense is only booked in accordance with Accounting Standards Codification Topic 718 on dividends on unvested shares that are ultimately not expected to vest.
Management believes Acquisition-related compensation expense does not reflect GLG’s ongoing core business operations and compensation expense and excludes such amounts for assessing GLG’s ongoing core business performance.
Non-GAAP CBP is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP compensation, benefits and profit share.
Non-GAAP Adjusted Net Income: GLG’s management assesses the underlying performance of its business based on the measure “adjusted net income,” which adjusts GAAP net (loss)/income before non-controlling interests for (1) the Acquisition-related compensation expense, (2) to the extent that GLG records a tax benefit in connection with Acquisition-related compensation that is tax deductible for GAAP purposes, the impact of that tax benefit in calculating non-GAAP adjusted net income, (3) any gains or losses realized from investments in GLG Funds held by equity participation plan participants in connection with the Acquisition, (4) the cumulative dividends payable to the holders of exchangeable shares of GLG’s FA Sub 2 Limited subsidiary in respect of its estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate, (5) the gain on business combination arising from the purchase of SGAM UK, and (6) amortization of the intangible assets recognized in relation to the acquired management contracts of SGAM UK and its associated tax effect. The definition of adjusted net income was modified in the second quarter to reflect certain additional adjustments arising from the SGAM UK acquisition, as these items are not factored into management’s assessment of the underlying performance of GLG’s business. A reconciliation of non-GAAP adjusted net (loss) / income to GAAP net loss before non-controlling interests is provided in the following pages.
Adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net (loss)/income as an indicator of GLG’s operating performance or any other measures of performance derived in accordance with GAAP.
Non-GAAP Weighted Average Fully Diluted Shares: GLG’s management assesses business performance per share based on the measure “non-GAAP weighted average fully diluted shares,” which adjusts average fully diluted shares outstanding under GAAP for (1) the unvested shares issued pursuant to GLG’s equity participation plan, which are recorded under GAAP as treasury shares, but upon which it will pay dividends to the extent it pays them on vested shares; (2) unvested shares awarded under GLG’s 2007 Restricted Stock Plan and Long-Term Incentive Plan upon which it will pay dividends to the extent it pays them on vested shares; (3) the exchange of the FA Sub 2 Limited Exchangeable Shares; (4) the conversion of the convertible notes, if the conversion is dilutive and (5) the number of shares issuable upon exercise of the warrants under the treasury stock method.
Adjusted Non-GAAP Adjusted Net Income: For periods in which the conversion of the convertible notes would be dilutive and the underlying shares are included in the non-GAAP weighted average fully diluted share count, GLG’s management further adjusts the non-GAAP adjusted net income measure to add back the amount of the convertible note interest expense for the period.
GLG is providing these non-GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because GLG believes that they will be helpful to investors in understanding all components of personnel-related costs of GLG’s business. GLG’s management believes that non-GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non-GAAP adjusted net income measure better represents economic income than does GAAP net (loss)/income primarily because of the adjustments described under “Non-GAAP Adjusted Net Income” above. In addition, GLG uses these non-GAAP financial measures in its evaluation of its core results of operations and trends between fiscal periods and believes these measures are an important component of its internal performance measurement process. GLG also prepares forecasts for future periods on a basis consistent with these non-GAAP financial measures.
Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of performance prepared in accordance with GAAP. The non-GAAP financial measures presented by GLG may be different from financial measures used by other companies.

APPENDIX
Alternative Strategy Dollar-Weighted Average Returns
GLG alternative strategy dollar-weighted average returns are calculated as the composite performance of the alternative funds listed below, in addition to managed accounts managed in accordance with alternative strategies, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG ABSOLUTE RETURN BOND FUND
GLG ALPHA SELECT FUND
GLG ATLAS GLOBAL MACRO FUND
GLG ATLAS VALUE & RECOVERY FUND
GLG CONSUMER FUND
GLG CONVERTIBLE OPPORTUNITY FUND
GLG CREDIT FUND
GLG EMERGING CURRENCY AND FIXED INCOME FUND
GLG EMERGING EQUITY FUND
GLG EMERGING MARKETS CREDIT OPPORTUNITY FUND
GLG EMERGING MARKETS FUND
GLG ESPRIT FUND
GLG EUROPEAN DISTRESSED FUND
GLG EUROPEAN LONG-SHORT FUND
GLG EUROPEAN OPPORTUNITY FUND
GLG EVENT DRIVEN FUND
GLG FINANCIALS FUND
GLG GLOBAL CONVERTIBLE FUND
GLG GLOBAL FUTURES FUND
GLG GLOBAL MACRO FUND
GLG GLOBAL MINING FUND
GLG GLOBAL UTILITIES FUND
GLG JAPAN LONG-SHORT FUND
GLG LOAN FUND
GLG MANGOUSTA FUND
GLG MARKET NEUTRAL FUND
GLG NORTH AMERICAN LONG SHORT FUND
GLG NORTH AMERICAN OPPORTUNITY FUND
GLG STRATEGIC FIXED INCOME FUND
GLG TECHNOLOGY FUND
For the month of October 2009, dollar-weighted average returns are based on estimated month-end NAVs as at November 3, 2009.

Long Only Strategy Dollar-Weighted Average Returns
GLG long only strategy dollar-weighted average returns are calculated as the composite performance of the long only funds listed below, in addition to managed accounts managed in accordance with a long only strategy (except those for which GLG does not exercise full control), weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG ACTIONS FUND
GLG ALPHA CAPTURE FUND
GLG AMERICAN GROWTH FUND
GLG ASIA-PACIFIC FUND
GLG BALANCED (DIST) FUND
GLG BALANCED FUND
GLG CAPITAL APPRECIATION (DIST) FUND
GLG CAPITAL APPRECIATION FUND
GLG CONTINENTAL EUROPE FUND
GLG EAFE (INST) FUND
GLG EAFE (INST) II FUND
GLG ENVIRONMENT FUND
GLG EUROPEAN EQUITY (DIST) FUND
GLG EUROPEAN EQUITY FUND
GLG EUROPEAN EQUITY UCITS III FUND
GLG GLOBAL CONVERTIBLE UCITS (DIST) FUND
GLG GLOBAL CONVERTIBLE UCITS FUND
GLG GLOBAL EMERGING MARKET FUND
GLG INTERNATIONAL SMALL CAP FUND
GLG JAPAN CORE ALPHA FUND
GLG NORTH AMERICAN EQUITY FUND
GLG PERFORMANCE (DIST) FUND
GLG PERFORMANCE (INST) FUND
GLG PERFORMANCE (INST) II FUND
GLG PERFORMANCE FUND
GLG PERFORMANCE UCITS III FUND
GLG TECHNOLOGY EQUITY FUND
GLG UK ACTIVE 350 FUND
GLG UK GROWTH FUND
GLG UK INCOME FUND
GLG UK SELECT EQUITY (DIST) FUND
GLG UK SELECT EQUITY FUND
GLG UK SMALL COMPANIES FUND
GLG UK SPECIAL OPPORTUNITIES FUND
GLG US RELATIVE VALUE FUND
GLG SGAM EQUITY CONCENTRATED EUROLAND FUND
GLG SGAM EQUITY CONCENTRATED EUROPE FUND
GLG SGAM EQUITY EMERGING EUROPE FUND
GLG SGAM EQUITY EUROLAND FUND
GLG SGAM EQUITY EUROPE GROWTH FUND
GLG SGAM EQUITY GLOBAL EMERGING FUND
GLG SGAM EQUITY JAPAN CORE ALPHA FUND
GLG SGAM EQUITY MENA FUND
GLG SGAM INVEST EURO ACTION FUND
GLG SGAM INVEST EUROPE ACTION FUND
GLG SGAM INVEST GLOBAL TECHNOLOGY FUND
GLG SGAM OASIS MENA FUND
For the month of October 2009, dollar-weighted average returns are based on final and estimated month-end NAVs as at November 3, 2009; however estimated October pricing data is unavailable for approximately 30% of GLG’s total long only AUM, which have therefore been excluded from the long only composite returns for October and year-to-date through October 2009.

130 / 30 or Similar Strategy Dollar-Weighted Average Returns
GLG 130 / 30 or similar strategy’ dollar-weighted average returns are calculated as the composite performance of the funds listed below, in addition to managed accounts managed in accordance with a 130 / 30 or similar strategy, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG EMERGING MARKETS FIXED INCOME & CURRENCY FUND (UCITS III)
GLG EMERGING MARKETS EQUITY FUND (UCITS III)
GLG EMERGING MARKETS CREDIT OPPORTUNITY FUND (UCITS III)
GLG EMERGING MARKETS FUND (UCITS III)
GLG PURE ALPHA FUND (UCITS III)
For the month of October 2009, dollar-weighted average returns are based on estimated month-end NAVs as at October 31, 2009.
SOURCE: GLG Partners, Inc.

GLG Partners, Inc.
Consolidated Balance Sheets
(US$ in thousands; US GAAP)

	As of September 30,	As of December 31,
	2009	2008
Assets
Current Assets
Cash and cash equivalents	$274,431	$316,195
Restricted cash	13,395	13,315
Fees receivable	39,224	42,106
Prepaid expenses and other assets	60,987	32,751

Total Current Assets	388,037	404,367
Non-Current Assets
Investments (at fair value)	21,834	65,484
Intangible assets	34,739	—
Goodwill	587	587
Other non-current assets	8,821	3,868
Property, plant and equipment, net	12,562	14,076

Total Non-Current Assets	78,543	84,015

Total Assets	$466,580	$488,382

Liabilities and Stockholders’ Equity

Current Liabilities
Rebates and sub-administration fees payable	$22,864	$26,234
Accrued compensation, benefits and profit share	65,801	148,531
Income taxes payable	17,353	15,633
Distribution payable	9,679	7,592
Accounts payable and other accruals	67,973	47,176
Revolving credit facility	12,281	40,000
Other liabilities	23,759	50,765

Total Current Liabilities	$219,710	$335,931

Non-Current Liabilities
Loans Payable (including unamortized gain on modification of $22,287 and $0, respectively	295,506	530,000
Convertible notes	228,500	—

Total Non-Current Liabilities	524,006	530,000

Total Liabilities	$743,716	$865,931

Stockholders’ equity

Common stock; 1,000,000,000 authorized, 249,625,633 issued and outstanding (2008: 245,784,390 issued and outstanding)	$24	$24
Additional Paid in Capital	1,423,300	1,176,054
Treasury Stock, 17,433,220 (2008:21,418,568) shares of common stock(1)	(238,834)	(293,434)
Series A voting preferred stock; 150,000,000 authorized,	6	6
58,904,993 issued and outstanding (2008: 58,904,993 issued and outstanding)	—	—
Accumulated deficit	(1,486,711)	(1,243,058)
Accumulated other comprehensive income	7,413	(17,141)
Non-controlling Interests	17,666	—

Total stockholders’ equity	(277,136)	(377,549)

Total liabilities and stockholders’ equity	$466,580	$488,382

[1]	Represents stock held by GLG subsidiaries to be delivered in respect of future service obligations of equity participation plan participants and included in common stock issued and outstanding.

GLG Partners, Inc.
Consolidated Statement of Operations
(US$ in thousands, except per share amounts; US GAAP)

	Three months Ended
	September 30,
	2009	2008	% Change
Net revenues and other income

Management fees, net	$39,543	$80,307	(50.8%)
Performance fees, net	1,945	6,833	(71.5%)
Administration, service and distribution fees, net	6,407	17,751	(63.9%)
Other	326	(2,796)	—

Total net revenues and other income	48,221	102,095	(52.8%)

Expenses

Compensation, benefits and profit share	(136,631)	(227,387)	(39.9%)
General, administrative and other	(23,709)	(30,283)	(21.7%)
Amortization of intangible assets	(1,001)	—	—
Third party distribution, administration and service fees	(935)	—	—

Total expenses	(162,276)	(257,670)	(37.0%)

Loss from operations	(114,055)	(155,575)	(26.7%)

Realized gain on available-for-sale investments	1,029	—	—
Interest expense, net	(2,855)	(3,985)	(28.4%)

Loss before income taxes	(115,881)	(159,560)	(27.4%)
Income taxes	1,300	(3,160)	—

Net loss	$(114,581)	$(162,720)	(29.6%)

Less non-controlling interests:
Share of loss	15,634	—	—
Cumulative dividends on exchangeable shares	(71)	(2,896)	(97.5%)
Exchangeable shares dividend	—	(1,472)	—

Net loss attributable to common stockholders	$(99,018)	$(167,088)	(40.7%)

Weighted average shares outstanding, basic and diluted (in thousands)	220,614	211,417
Net loss per common share, basic and diluted	$(0.45)	$(0.79)	(43.0%)

GLG Partners, Inc.
Consolidated Statement of Operations
(US$ in thousands, except per share amounts; US GAAP)

	Nine Months Ended
	September 30,
	2009	2008	% Change
Net revenues and other income

Management fees, net	$110,001	$269,663	(59.2%)
Performance fees, net	50,704	89,762	(43.5%)
Administration, service and distribution fees, net	17,817	60,448	(70.5%)
Other	7,555	2,412	—

Total net revenues and other income	186,077	422,285	(55.9%)

Expenses

Compensation, benefits and profit share	(455,217)	(777,130)	(41.4%)
General, administrative and other	(71,452)	(90,816)	(21.3%)
Amortization of intangible assets	(1,834)	—	—
Third party distribution, administration and service fees	(1,600)	—	—

Total expenses	(530,103)	(867,946)	(38.9%)

Loss from operations	(344,026)	(445,661)	(22.8%)

Realized loss on available-for-sale investments	(20,188)	—	—
Gain on debt extinguishment	84,821	—	—
Gain on business combination - negative goodwill	21,122	—	—
Interest expense, net	(8,773)	(12,110)	(27.6%)

Loss before income taxes	(267,044)	(457,771)	(41.7%)
Income taxes	(1,252)	(12,656)	(90.1%)

Net loss	$(268,296)	$(470,427)	(43.0%)

Less non-controlling interests:
Share of loss	35,861	—	—
Cumulative dividends on exchangeable shares	(11,218)	(12,194)	(8.0%)
Exchangeable shares dividend	—	(4,418)	—

Net loss attributable to common stockholders	$(243,653)	$(487,039)	(50.0%)

Weighted average shares outstanding, basic and diluted (in thousands)	218,078	211,357
Net loss per common share, basic and diluted	$(1.12)	$(2.30)	(51.3%)

GLG Partners, Inc.
Consolidated Statements of Cash Flows
(US$ in thousands; US GAAP)

	Nine Months Ended September 30,
	2009	2008
Net cash (used in) / provided by operating activities	$(77,749)	$146,910

Net cash provided by / (used in) investing activities	53,355	(9,888)

Net cash used in financing activities	(21,785)	(167,790)

Net decrease in cash and cash equivalents	(46,179)	(30,768)
Effect of foreign currency translation on cash	4,415	(10,967)
Cash and cash equivalents at beginning of period	316,195	429,422

Cash and cash equivalents at end of period	$274,431	$387,687

GLG Partners, Inc.
Non-GAAP Adjusted Net Income for Three Months ended September 30, 2009 and September 30, 2008
(US$ in thousands)

	Three Months Ended
	September 30,
	2009	2008	% Change
Derivation of non-GAAP adjusted net income

GAAP net loss	$(114,581)	$(162,720)	(29.6%)
Less: Cumulative dividends	(71)	(2,896)	(97.5%)
Add:
Acquisition-related compensation expense	110,115	188,005	(41.4%)
Less: Tax effect of Acquisition-related compensation expense	(260)	(553)	(53.0%)
Add: Amortization of intangible assets	1,001	—	—
Less: Tax effect of amortization of intangible assets	(281)	—	—
Less: Realized gain on available-for-sale investments	(1,029)	—	—

Non-GAAP adjusted net income	$(5,106)	$21,836	(123.4%)

Non-GAAP adjusted net income divided by non-GAAP weighted average fully diluted shares	(0.02)	0.07	(123.4%)

Non-GAAP weighted average fully diluted shares(1)	309,354	309,630
GLG Partners, Inc.
Non-GAAP Expenses for Three Months ended September 30, 2009 and September 30, 2008
(US$ in thousands)

	Three Months Ended
	September 30,
	2009	2008	% Change
Non-GAAP expenses

Compensation, benefits and profit share	$(136,631)	$(227,387)	(39.9%)
Add: Acquisition-related compensation expense	110,115	188,005	(41.4%)

Non-GAAP compensation, benefits and profit share (CBP)	$(26,516)	$(39,382)	(32.7%)

Third party distribution, service and advisory	(935)	—	—

GAAP general, administrative and other	(23,709)	(30,283)	(21.7%)

Non-GAAP total expenses	$(51,160)	$(69,665)	(26.6%)

[1]	Since inclusion of the shares associated with the convertible notes would have an anti-dilutive impact in Q3 2009, the shares are excluded from the non-GAAP weighted average fully diluted share count and no convertible interest expense is added back to non-GAAP adjusted net loss for the period. See the Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to Non-GAAP Weighted Average Fully Diluted Share Count in the following pages.

GLG Partners, Inc.
Non-GAAP Adjusted Net Income for Nine Months ended September 30, 2009 and September 30, 2008
(US$ in thousands)

	Nine Months Ended
	September 30,
	2009	2008	% Change
Derivation of non-GAAP adjusted net income

GAAP net loss	$(268,296)	$(470,427)	(43.0%)
Less: Cumulative dividends	(11,218)	(12,194)	(8.0%)
Add:
Acquisition-related compensation expense	365,703	588,508	(37.9%)
Less: Tax effect of Acquisition-related compensation expense	(1,056)	(6,010)	(82.4%)
Less: Gain on business combination - negative goodwill	(21,122)	—	—
Add: Amortization of intangible assets	1,834	—	—
Less: Tax effect of amortization of intangible assets	(514)	—	—
Add: Realized loss on available-for-sale investments	20,188	—	—

Non-GAAP adjusted net income	$85,519	$99,877	(14.4%)

Add: Convertible note interest expense	4,782	—	—

Adjusted non-GAAP adjusted net income(1)	$90,301	$99,877	(9.6%)

Adjusted non-GAAP adjusted net income divided by non-GAAP weighted average fully diluted shares	0.27	0.31	(15.1%)

Non-GAAP weighted average fully diluted shares(1)	339,366	318,500
GLG Partners, Inc.
Non-GAAP Expenses for Nine Months ended September 30, 2009 and September 30, 2008
(US$ in thousands)

	Nine Months Ended
	September 30,
	2009	2008	% Change
Non-GAAP expenses

Compensation, benefits and profit share	$(455,217)	$(777,130)	(41.4%)
Add: Acquisition-related compensation expense	365,703	588,508	(37.9%)

Non-GAAP compensation, benefits and profit share (CBP)	$(89,514)	$(188,622)	(52.5%)

Third party distribution, service and advisory	(1,600)	—	—

GAAP general, administrative and other	(71,452)	(90,816)	(21.3%)

Non-GAAP total expenses	$(162,566)	$(279,438)	(41.8%)

[1]	Since inclusion of the shares associated with the convertible notes have a dilutive impact in the first nine months of 2009, the shares are included in the non-GAAP weighted average fully diluted share count and $4.8 million of convertible note interest is added back to non-GAAP adjusted net income for the period. See the Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to Non-GAAP Weighted Average Fully Diluted Share Count in the following pages.

GLG Partners, Inc.
Financial Supplement

				First Nine Months		TTM to
($ in millions)	Q3 2009	Q2 2009	Q3 2008	2009	2008	9/30/09	9/30/08

Opening Net AUM	$19,094	$14,031	$23,668	$15,039	$24,612	$17,280	$20,466
Inflows (net of redemptions)	216	2,226	(2,182)	2,492	(2,044)	3,264	882
Performance (gains net of losses and fees)(1)	1,883	1,797	(3,139)	2,873	(4,956)	224	(3,969)
Currency translation impact (non-US$ AUM expressed in US$)	435	1,040	(1,068)	1,224	(332)	860	(100)
Closing Net AUM	21,628	19,094	17,280	21,628	17,280	21,628	17,280
Closing Gross AUM	23,993	21,572	21,152	23,993	21,152	23,993	21,150

Average net AUM(2)	20,361	18,840	20,474	17,760	22,551	17,427	22,552

(US$ in thousands, except per share amounts)

Management fees, net	$39,543	$36,031	$80,307	$110,001	$269,663	$158,125	$357,923

Performance fees, net	1,945	37,942	6,833	50,704	89,762	68,459	424,588

Administration, service and distribution fees, net	6,407	5,937	17,751	17,817	60,448	26,514	81,685

Other	326	6,232	(2,796)	7,555	2,412	8,068	4,618

Total net revenues and other income	$48,221	$86,142	$102,095	$186,077	$422,285	$261,166	$868,814

Compensation, benefits and profit share	(136,631)	(171,930)	(227,387)	(455,217)	(777,130)	(631,004)	(1,670,283)

General, administrative and other	(23,709)	(25,426)	(30,283)	(71,452)	(90,816)	(102,385)	(120,107)

Amortization of intangible assets	(1,001)	(833)	—	(1,834)	—	(1,834)	—

Third party distribution, service and advisory	(935)	(665)	—	(1,600)	—	(1,600)	—

Interest expense, net	(2,855)	(3,328)	(3,985)	(8,773)	(12,110)	(13,276)	(14,455)

Realized gain / (loss) on available-for-sale investments	1,029	—	—	(20,188)	—	(22,571)	—

Gain on debt extinguishment	—	84,821	—	84,821	—	84,821	—

Gain on business combination — negative goodwill	—	21,122	—	21,122	—	21,122	—

Income tax expense	1,300	(1,934)	(3,160)	(1,252)	(12,656)	(2,827)	(43,635)

GAAP net income before non-controlling interests	$(114,581)	$(12,031)	$(162,720)	$(268,296)	$(470,427)	$(408,388)	$(979,666)

Less: Realized gain / Add: Realized loss on available-for-sale investments	(1,029)	—	—	20,188	—	22,571	—
Add: Acquisition-related compensation expense(3)	110,115	128,851	188,005	365,703	588,508	531,458	1,227,585
Less: Cumulative dividends	(71)	(10,552)	(2,896)	(11,218)	(12,194)	(13,785)	(14,917)
Less: Tax effect of Acquisition-related compensation expense	(260)	(441)	(553)	(1,056)	(6,010)	1,620	(6,010)
Less: Gain on business combination — negative goodwill	(281)	(21,122)	—	(514)	—	(514)	—
Add: Amortization of intangible assets	—	833	—	(21,122)	—	(21,122)	—
Less: Tax effect of amortization of intangible assets	1,001	(233)	—	1,834	—	1,834	—

Non GAAP adjusted net income(3)	$(5,106)	$85,305	$21,836	$85,519	$99,877	$113,674	$226,992

Add: Convertible note interest expense	—	1,629	—	4,782	—	4,782	—

Adjusted non-GAAP adjusted net income(4)	$(5,106)	$86,934	$21,836	$90,301	$99,877	$118,456	$226,992

Non-GAAP weighted average fully diluted shares	309,354	338,426	309,630	339,366	318,500	330,133	318,500

Adjusted non-GAAP adjusted net income divided by non-GAAP weighted average fully diluted shares(4)	(0.02)	0.26	0.07	0.27	0.31	0.36	0.71
Management fees and Administration, service and distribution fees / Average net AUM(2)(5)	0.90%	0.89%	1.92%	0.96%	1.95%	1.06%	1.95%
Total net revenues and other income / Average net AUM(2)(5)	0.95%	1.83%	1.99%	1.40%	2.50%	1.50%	3.85%
Compensation, benefits and profit share less Acquisition-related compensation expense (“CBP”)(3) / Total net revenues and other income	55.0%	50.0%	38.6%	48.1%	44.7%	38.1%	51.0%
General, administrative and other expenses / Average net AUM(2)(5)	0.5%	0.5%	0.6%	0.5%	0.5%	0.6%	0.5%
Non-GAAP adjusted net income(3)/ Total net revenues and other income	(10.6%)	99.0%	21.4%	46.0%	23.7%	43.5%	26.1%
“Effective” tax rate (sum of income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets / sum of adjusted net income, income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets)	11.9%	13.4%	23.2%	14.1%	23.6%	12.0%	22.1%

[1]	Inflows for Q2 2009, the first nine months of 2009 and TTM to 9/30/09 include approximately $2.6 billion of incremental net AUM acquired from SGAM UK during Q2 2009; inflows for the TTM to 9/30/09 also include approximately $3 billion mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK.

[2]	Average net AUM for a given period is calculated as a 2 point (quarter open and close) average for the quarters, 4 point (first and second quarter open and third quarter open and close) average for the nine month periods and 5 point (first, second and third quarter open and fourth quarter open and close) average for the twelve month periods; average net AUM for the first nine months of 2009 excludes as of January 1, 2009 approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

[3]	See “Non-GAAP Financial Measures” for further detail.

[4]	Shares associated with the convertible notes have been included in the non-GAAP weighted average fully diluted share count for Q2 2009, the first nine months of 2009 and TTM to 9/30/09 due to their dilutive impact and convertible note interest in the amounts of $1.6 million, $4.8 million and $4.8 million have been added back to non-GAAP adjusted net income for those periods, respectively. In Q3 2009, however, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period.

[5]	Ratios are annualized for quarterly and nine month periods.

GLG Partners, Inc.
Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to
Non-GAAP Weighted Average Fully Diluted Share Count
(Share count in thousands)

	First Nine Months
	2009	2008	Q3 2009	Q2 2009	Q3 2008
Outstanding
Common stock (including Treasury Stock)(1)	239,132	236,799	239,132	238,262	236,799
Unvested shares	10,493	8,995	10,493	11,993	8,995

Total issued and outstanding common stock	249,625	245,794	249,625	250,255	245,794
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905	58,905
Warrants	54,485	54,485	54,485	54,485	54,485
Convertible Notes	61,425	—	61,425	61,425	—

Weighted Average Outstanding
Common stock (excluding Treasury Stock)	218,078	211,357	220,614	216,814	211,417
Unvested shares	9,078	9,558	10,636	8,342	8,995
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905	58,905
Warrants	54,485	55,031	54,485	54,485	54,485
Convertible Notes	30,707	—	—	30,021	—

GAAP Weighted Average Fully Diluted Share Count
Common stock	218,078	211,357	220,614	216,814	211,417
Unvested shares	—	—	—	—	—
FA Sub 2 Limited Exchangeable Shares	—	—	—	—	—
Warrants	—	—	—	—	—

Total	218,078	211,357	220,614	216,814	211,417

Non-GAAP adjustments to weighted average fully diluted share count
Common stock:
GAAP weighted average fully diluted share count	218,078	211,357	220,614	216,814	211,417
add: unvested shares issued pursuant to our equity participation plan, Restricted Stock Plan and LTIP on which dividends will be paid to the extent paid on vested shares	31,676	35,888	29,835	32,686	35,839

Non-GAAP weighted average fully diluted share count	249,754	247,245	250,449	249,500	247,256

FA Sub 2 Limited Exchangeable Shares:
GAAP weighted average fully diluted share count	—	—	—	—	—
add: inclusion of Exchangeable shares as dilutive under non-GAAP	58,905	58,905	58,905	58,905	58,905

Non-GAAP weighted average fully diluted share count	58,905	58,905	58,905	58,905	58,905

Warrants:
GAAP weighted average fully diluted share count(1)(2)	—	12,350	—	—	3,469

Non-GAAP weighted average fully diluted share count outstanding	—	12,350	—	—	3,469

Convertible Notes
GAAP weighted average fully diluted share count	—	—	—	—	—
add: inclusion of weighted average convertible notes as dilutive under non-GAAP	30,707	—	—	30,021	—

Non-GAAP weighted average fully diluted share count outstanding	30,707	—	—	30,021	—

Non-GAAP Weighted Average Fully Diluted Share Count(1)
Common stock	249,754	247,245	250,449	249,500	247,256
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905	58,905
Warrants	—	12,350	—	—	3,469
Convertible Notes	30,707	—	—	30,021	—

Total	339,366	318,500	309,354	338,426	309,630

Equity Market Capitalization (US$ in Thousands)
Common equity market capitalization(2)	$1,243,376	$1,651,469	$1,243,376	$1,264,464	$1,651,469
Warrant market capitalization	19,070	39,229	19,070	19,615	39,229

Total equity capitalization(2)	$1,262,446	$1,690,698	$1,262,446	$1,284,079	$1,690,698

[1]	Reflects weighted average diluted shares outstanding eligible to receive common dividends or the equivalent, plus diluted warrants outstanding under the treasury stock method

[2]	Assumes conversion of FA Sub 2 Limited Exchangeable Shares

GLG Partners, Inc.
Composition of Assets Under Management
(US$ millions)

	As of	As of	As of	As of	As of
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008
Alternative strategies(1)	10,924	10,441	9,843	12,518	16,740
Long only strategies(2)	13,069	11,131	5,576	4,026	4,412

Gross AUM	$23,993	$21,572	$15,419	$16,544	$21,152

Less: alternative strategy investments in GLG Funds	(1,266)	(1,456)	(1,388)	(1,503)	(3,867)
Less: long only strategy investments in GLG Funds	(1,099)	(1,022)		(2)	(5)

Net AUM	$21,628	$19,094	$14,031	$15,039	$17,280

Quarterly average gross AUM	$22,782	$18,495	$15,982	$18,848	$24,524
Quarterly average net AUM(3)	$20,361	$18,840	$11,519	$16,160	$20,474

	Three months ended	Three months ended	Three months ended	Three months ended	Three months ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008
Opening net AUM	$19,094	$14,031	$15,039	$17,280	$23,668
Inflows (net of redemptions)(4)	216	2,226	50	771	(2,182)
Performance (gains net of losses and fees)	1,883	1,797	(807)	(2,649)	(3,139)
Currency translation impact (non-US$ AUM expressed in US$)	435	1,040	(251)	(363)	(1,068)

Closing net AUM	$21,628	$19,094	$14,031	$15,039	$17,280

[1]	Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds and managed accounts managed in accordance with alternative and 130/30 strategies.

[2]	Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy.

[3]	Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average; Q1 2009 and Q2 2009 average net AUM exclude as of January 1, 2009 approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and Q2 2009 average net AUM includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

[4]	Inflows for Q2 2009 include approximately $2.6 billion of incremental net AUM acquired from SGAM UK in April 2009 and inflows for Q4 2008 include approximately $3 billion mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK.